As filed with the Securities and Exchange Commission on May 28, 1996 Reg. No. 33-_______


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                      JUNO LIGHTING, INC.
     (Exact Name of Registrant as Specified in its Charter)


            Delaware                         36-2852993
  (State of Incorporation)         (I.R.S. Employer Identification No.)


                     2001 South Mt. Prospect Road
                     Des Plaines, Illinois 60017
        (Address and Zip Code of Principal Executive Offices)


                      JUNO LIGHTING, INC.
               1996 EMPLOYEE STOCK PURCHASE PLAN
                    (Full Title of the Plan)


                        George J. Bilek
             Vice President, Finance and Treasurer
                  2001 South Mt. Prospect Road
                  Des Plaines, Illinois 60017
                         (847) 827-9880
   (Name, Address, and Telephone Number of Agent For Service)


                 CALCULATION OF REGISTRATION FEE

                                Proposed         Proposed
    Title of                    Maximum          Maximum
   Securities       Amount      Offering        Aggregate     Amount of
    to be           to be       Price Per        Offering    Registration
   Registered     Registered   Share (1)(2)      Price(1)        Fee
- --------------------------------------------------------------------------
Common Stock,
par value          400,000
$.01 per share      Shares        $15.00       $6,000,000     $2,069
==========================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the National Association of Securities Dealers Automated Quotation System on May 20, 1996.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


<PAGE 2>
                         EXPLANATORY NOTE


     As permitted by the rules of the Securities and Exchange
     Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.


<PAGE 3>
                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

  The following documents filed with the Commission by Juno Lighting, Inc. (the "Company") (File No. 0-11631) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

  1. The Company's Report on Form 10-Q for the quarter ended February 29,
     1996.

  2. The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995.

  3. All other reports filed by the Company pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in number 2 above.

  4. The description of the Company's common stock, par value $.01 per share ("Common Stock") (which is registered under Section 12 of the Exchange
     Act), contained in the Company's Registration Statement on Form 10 filed under such Act and any amendment or report for the purpose of updating such description).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


  The consolidated financial statements and financial statement schedules incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 4.  Description of Securities

  Not applicable.


Item 5.  Interests of Named Experts and Counsel

  The legality of the Company's common stock being originally offered hereunder has been passed upon by Sonnenschein Nath & Rosenthal ("SNR"), counsel to the Company, 8000 Sears Tower, Chicago, Illinois 60606. Julius Lewis is a partner of SNR and is a director and secretary of the Company and as of May 13, 1996 beneficially owned 4,000 shares of the Company's common stock.

<PAGE 4>

Item 6.  Indemnification of Directors and Officers

  As authorized by the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to any willful or negligent declaration of an unlawful dividend, stock purchase or redemption) or (iv) for any transaction from which the director derived any improper personal benefits. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. This provision does not limit the liability of directors under federal securities laws and has no effect on non-monetary remedies that may be available to the Company or its stockholders.

  The By-Laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL. The By-Laws also provide that the Company may advance litigation expenses to a director, officer, employee or agent upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately determined that the director, officer, employee or agent is not entitled to be indemnified by the Company.

Item 7.  Exemption from Registration Claimed

  Not applicable.

Item 8.  Exhibits

  4.1 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Report on Form 10-Q (SEC File No. 0-11631) for the quarter ended May 31, 1987)*/

  4.1(a)  Amendment to Certificate of Incorporation of the Company (Exhibit
          3.1 to the Company's Report on Form 10-K (SEC File No. 0-11631) for the fiscal year ended November 30, 1990)*/

  4.2     Restated By-Laws of the Company

  5.1     Opinion of Sonnenschein Nath & Rosenthal

  23.1 Consent of Sonnenschein Nath & Rosenthal (included in their opinion filed as Exhibit 5.1)

  23.2    Consent of Price Waterhouse

  24.1    Powers of Attorney



*/       Incorporated by reference.

<PAGE 5>
Item 9.  Undertakings

(a)  Rule 415 Offering.  The Company hereby undertakes:
     ------------------
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.
     ---------------------------------------------------------------
     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

<PAGE 6>

(h)  Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE 7>
                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on May 17, 1996.

                                JUNO LIGHTING, INC.

                                By: /s/ Robert S. Fremont
                                --------------------------------------------
                                Robert S. Fremont, Chairman of the and
                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                           Date
       -------------                ------                          -----


 /s/ Robert S. Fremont        Chairman of the Board, Chief        May 17, 1996
- -------------------------     Executive Officer and Director
Robert S. Fremont             (Principal Executive Officer)


      *
- -------------------------     President, Chief Operating Officer  May 17, 1996
Ronel Giedt                   and Director


 /s/ George J. Bilek          Vice President, Finance and         May 17, 1996
- -------------------------     Treasurer (Principal Financial
George J. Bilek               Officer and Principal Accounting
                              Officer)

      *
- -------------------------
Julius Lewis                  Director                            May 17, 1996


      *
- -------------------------
George M. Ball                Director                            May 17, 1996

      *
- -------------------------     Vice President, Operations and      May 17, 1996
Thomas W. Tomsovic            Director

      *
- -------------------------
Allan Coleman                 Director                            May 17, 1996


*/  By:  /s/ Robert S. Fremont
         ------------------------------------
         (Robert S. Fremont, Attorney-in-Fact)

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on May 17, 1996.
                        JUNO LIGHTING, INC.

                        By: /s/ Robert S. Fremont
                        ------------------------------------
                        Robert S. Fremont, Chairman of the
                        Board and Chief Executive Officer


<PAGE 8>

                            INDEX TO EXHIBITS



Exhibit                                                      Sequentially
Number                     Description of Exhibit            Numbered Page
- -------                 ------------------------            -------------

4.1      Certificate of Incorporation of the Company*

4.2      By-Laws of the Company . . . . . . . . . . . . . .           9


5.1      Opinion of Sonnenschein Nath & Rosenthal . . . . .          26

23.1 Consent of Sonnenschein Nath & Rosenthal (included in their opinion filed as Exhibit 5.1)

23.2     Consent of Price Waterhouse. . . . . . . . . . . .          28

24.1     Powers of Attorney . . . . . . . . . . . . . . . .          29




*/   Incorporated by reference.

<PAGE 9>

                                                           EXHIBIT 4.2


                             BY-LAWS

                                OF

                       JUNO LIGHTING, INC.

                            ARTICLE I

                             OFFICES

       Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

       Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS

       Section 1. All meetings of the stockholders shall be held at the corporation's principal offices or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

       Section 2. Annual meetings of stockholders for the year 1983 shall be held on July 18, 1983, and commencing with the year 1984, shall be held on the 1st Wednesday in April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote directors as provided below, and transact such other business as may properly be brought before the meeting.

       At the 1983 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of the first class to expire at the 1984 annual meeting of stockholders, the term of office of the second class to expire at the 1985 annual meeting of stockholders and the term of office of the third class to expire at the 1986 annual meeting of stockholders.

       At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those whose terms expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Newly created

<PAGE 10>
directorships resulting from any increase in the authorized number of directors or any vacancy in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of directors in office. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

       Notwithstanding anything to the contrary contained in these by-laws, the affirmative vote of the holders of at least 66-2/3% of the voting power of all the shares of the corporation entitled to vote for the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Section 2.

       Section 3. Written notice of any meeting of stockholders stating the place, date and hour of the meeting, and in the case of special meeting of stockholders, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or telegraph, addressed to each stockholder at his address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

       Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 5. Special meetings of the stockholders may be called by the chairman of the board, the chief executive officer, the president or the board of directors.

       Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certification of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the board of directors or the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum


<PAGE 11>
shall be present or represented only such business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The chairman of the board shall act as the chairman at all meetings of stockholders. In the absence of the chairman of the board, the board of directors shall designate any other director, officer or employee of the corporation to preside at such meeting.

       Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the certificate of incorporation require a different vote, in which case such express provision shall govern and control the decision of such question.

       Section 8. Unless otherwise specifically provided by statute or the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

       Section 9. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

       Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if a written consent or consents, setting forth the action to be taken, shall be signed by stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

       Section 11. Stockholder nominations and business proposals shall be made only as follows:

       (A)  Annual Meetings of Stockholders.
            ---------------------------------
            (1) Nominations and Business Proposals: Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) by or at the direction of the board of directors or (b) by any stockholders of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In order for business to be properly brought before the meeting by a stockholder, such business, as determined by the chairman of the meeting, must be a proper subject under Delaware corporate law.

<PAGE 12>
            (2) Notice to Corporation: For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive office of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       (B)  Special Meetings of Stockholders.
            ---------------------------------
            (1) Nominations of Directors: Subject to Section 2 of this Article II, nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

            (2) Notice to Corporation: Only such business shall be conducted at a special meeting of stockholders as shall have been set forth as the purpose or purposes of such special meeting in the corporation's notice of such special meeting. Nominations by stockholders of such persons for election to the board of directors may be made at such a special meeting of stockholders if a stockholder's notice shall be delivered to the secretary at the principal executive office of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of

<PAGE 13>
directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       (C)  General.
            --------
            (1) Acceptance of Nominations and Proposals: The secretary shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11. The secretary shall make any such determination and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder's nomination or proposal was not made in compliance with this
Section 11) within fifteen days after the corporation's receipt of the stockholder's notice required by paragraph (A)(2) or (B)(2) of this Section
11. If the secretary determines that such nomination or proposal is not in compliance with this Section 11, the interested stockholder shall have until the later of the expiration of the applicable notice period or five days after receipt by such stockholder of any such notice declaring that such stockholder's nomination or proposal was not made in compliance with this
Section 11 to rectify any deficiency cited in such notice and to resubmit such stockholder's nomination or proposal to the secretary at the principal business office of the corporation. Any resubmitted nomination or proposal shall contain only such nominations or proposals as were submitted to the corporation in such stockholder's notice which did not comply with this
Section 11. The secretary shall determine whether any such resubmitted nomination or proposal is in compliance with this Section 11, and shall notify the interested stockholder of such determination (including the reasons for any determination that the interested stockholder's resubmitted nomination or proposal was not made in compliance with this Section 11), within five additional days of the corporation's receipt of such stockholder's resubmitted nomination or proposal.

            (2) Compliance with Exchange Act: Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            (3) Definitions: For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

<PAGE 14>
                           ARTICLE III

                            DIRECTORS

       Section 1. The business affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than (3) nor more than nine (9) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. The directors shall be elected at the annual meeting of the stockholders, pursuant to Article II, Section 2 and except as provided in Section 2 of this Article. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

       Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until his successor is duly elected and shall qualify, or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

       Section 3. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                MEETINGS OF THE BOARD OF DIRECTORS

       Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.


<PAGE 15>
       Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 7. Special meetings of the board may be called by the chairman of the board, the chief executive officer or the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board, the chief executive officer, the president or the secretary in a like manner and on like notice on the written request of two directors.

       Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

       Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                     COMMITTEES OF DIRECTORS

       Section 11. The board of directors may, be resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provide, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,

<PAGE 16>
recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.


       Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                    COMPENSATION OF DIRECTORS

       Section 13. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            ARTICLE IV

                             NOTICES

       Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If mailed, such notice shall be addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

       Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE V

                             OFFICERS

       Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a chief executive officer, a president, a vice-president, a secretary, a treasurer and a comptroller. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.


<PAGE 17>
       Section 2. The board of directors at its meeting on the date of each annual meeting of stockholders shall choose a chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a treasurer and a comptroller.

       Section 3. The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

       Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

       Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                    THE CHAIRMAN OF THE BOARD

       Section 6. The chairman of the board shall preside at all meetings of the shareholders and directors and shall perform such other duties and have such other authority as may be assigned or permitted by the board of directors from time to time.

                   THE CHIEF EXECUTIVE OFFICER

       Section 7. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. The chief executive officer shall have the power to execute, on behalf of the corporation, deeds, mortgages, bonds, contracts, and other documents which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; the chief executive officer shall vote all shares of stock of any other corporation standing in the name of this corporation, except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

                          THE PRESIDENT

       Section 8. The president shall be the chief operating officer of the corporation and shall report to the chief executive officer and shall assist the chief executive officer in the supervision and control of the business and affairs of the corporation. The president shall have the power to execute, on behalf of the corporation, deeds, mortgages, bonds, contracts, and other documents which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties


<PAGE 18>
incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

                       THE VICE-PRESIDENTS

       Section 9. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              THE SECRETARY AND ASSISTANT SECRETARY

       Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

       Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              THE TREASURER AND ASSISTANT TREASURERS

       Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts and receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

       Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.


<PAGE 19>
       Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                            ARTICLE VI

                INTERESTED DIRECTORS AND OFFICERS

       Section 1. No contract or transaction between the corporation and one ore more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or


            (b) The material facts as to his relationship or interests and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.


<PAGE 20>

       The common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                           ARTICLE VII

                         INDEMNIFICATION

       Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is, was or had agreed to become a director or an officer or a Delegate (as defined herein) of the corporation shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment), against all expenses reasonably incurred (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but no limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith; provided, that except as provided in Section 3 hereof, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if authorization for such proceeding (or part thereof) was not denied by the Board of Directors of the corporation prior to the close of business on the thirtieth day after receipt of notice thereof from such person. For purposes of this Article, a "Delegate" is any person serving at the request of the board of directors of the corporation as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the corporation (including, but not limited to, service with respect to employee benefit plans).

       Section 2. Expenses. Expenses, including attorneys' fees, incurred by a person referred to in Section 1 of this Article in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a proceeding (or part thereof) initiated by such person, except as provided in Section 3 hereof for proceedings to enforce a person's right to the advancing of expenses for either a proceeding not initiated by such person or a proceeding initiated by such person for which authorization was not denied, the corporation shall pay said expenses in advance of final disposition only if authorization for such proceeding (or part thereof) was not denied by the Board of Directors of the corporation. The undertaking shall provide that the person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final

<PAGE 21>

determination of any pending proceeding in a court of competent jurisdiction, including appeals therefrom, concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.


       Section 3. Protection of Rights. If a claim under Section 1 is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

       Section 4. Employees and Agents. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

       Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 6. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

       Section 7. Contractual Nature. The provisions of this Article shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omission which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of


<PAGE 22>
indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions or events arising prior to such repeal or modification.

       Section 8. Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.


                           ARTICLE VIII

                      CERTIFICATES OF STOCK

       Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president (or by the chairman or vice-chairman of the board of directors, if the corporation has such officers) and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

       Section 2. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                        LOST CERTIFICATES

       Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                        TRANSFERS OF STOCK

       Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate

<PAGE 23>


to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           FIXING RECORD DATE; PROCEDURES FOR CONSENTS

       Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the board of directors may fix, in advance, a record date in accordance with the requirements of applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


       In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of stockholders meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested.

       In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 5 as a "Consent"), the secretary of the corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as the secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the board, the secretary of the corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the secretary of the corporation under this Section 5. If after such investigation the secretary or the inspector (as the case may be) shall

<PAGE 24>

determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 5, the secretary or the inspector may, at the expense of the corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.

                     REGISTERED STOCKHOLDERS

       Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                            ARTICLE IX

                        GENERAL PROVISIONS

                            DIVIDENDS

       Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

       Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                              CHECKS

       Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.



<PAGE 25>

                           FISCAL YEAR

       Section 4. The fiscal year of the corporation shall end in November.

                               SEAL

       Section 5. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                            ARTICLE IX

                            AMENDMENTS

       These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors at any meeting of the board.






<PAGE 26>
                                                      EXHIBIT 5.1






                           May 28, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.01 per share (the "Shares"), of Juno Lighting, Inc. (the "Company") which may from time to time be offered by the Company in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, as modified by Item 8 of Form S-8.

     We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Certificate of Incorporation, as amended, its By-Laws, as amended, and minutes of directors' and stockholders' meetings, and such other documents (including the Plan), which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and to perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


<PAGE 27>

Securities and Exchange Commission
May 28, 1996
Page 2



     Based upon and subject to the foregoing, it is our opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Item 5: Interests of Named Experts and Counsel" in the Registration Statement.

     Julius Lewis is a partner of Sonnenschein, Nath & Rosenthal and is a director and secretary of the Company and as of May 13, 1996 beneficially owned 4,000 shares of the Company's common stock.

                              Very truly yours,

                         SONNENSCHEIN NATH & ROSENTHAL


                         By:  /s/ Michael M. Froy
                               Michael M. Froy

mmf/lns



<PAGE 28>

                                                     EXHIBIT 23.2





                CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 1996 appearing on page 16 of Juno Lighting Inc.'s Annual Report on Form 10-K for the year ended November 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 31 of such Annual Report on Form 10-K.







PRICE WATERHOUSE LLP
Chicago, Illinois
May 28, 1996


<PAGE 29>
                                                     EXHIBIT 24.1


                        POWER OF ATTORNEY

     The person whose signature appears below hereby constitutes and appoints Robert S. Fremont and George J. Bilek, and each of them, and any one of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf the registration statement on Form S-8 (the "Registration Statement") relating to the registration of shares of common stock, par value $.01 per share, of Juno Lighting, Inc. offered in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan, and any and all amendments to the Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of May, 1996.



                                   /s/ Ronel W. Giedt
                                   ---------------------
                                   Name:  Ronel W. Giedt








<PAGE 30>



                                                     EXHIBIT 24.1


                        POWER OF ATTORNEY

     The person whose signature appears below hereby constitutes and appoints Robert S. Fremont and George J. Bilek, and each of them, and any one of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf the registration statement on Form S-8 (the "Registration Statement") relating to the registration of shares of common stock, par value $.01 per share, of Juno Lighting, Inc. offered in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan, and any and all amendments to the Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of May, 1996.



                                    /s/ George M. Ball
                                   ---------------------
                                   Name:  George M. Ball








<PAGE 31>



                                                     EXHIBIT 24.1


                        POWER OF ATTORNEY

     The person whose signature appears below hereby constitutes and appoints Robert S. Fremont and George J. Bilek, and each of them, and any one of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf the registration statement on Form S-8 (the "Registration Statement") relating to the registration of shares of common stock, par value $.01 per share, of Juno Lighting, Inc. offered in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan, and any and all amendments to the Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of May, 1996.



                                    /s/ Thomas W. Tomsovic
                                   ------------------------
                                   Name:  Thomas W. Tomsovic








<PAGE 32>



                                                     EXHIBIT 24.1


                        POWER OF ATTORNEY

     The person whose signature appears below hereby constitutes and appoints Robert S. Fremont and George J. Bilek, and each of them, and any one of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf the registration statement on Form S-8 (the "Registration Statement") relating to the registration of shares of common stock, par value $.01 per share, of Juno Lighting, Inc. offered in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan, and any and all amendments to the Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of May, 1996.



                                    /s/ Allan Coleman
                                   --------------------
                                   Name:  Allan Coleman









<PAGE 33>

                                                     EXHIBIT 24.1


                        POWER OF ATTORNEY

     The person whose signature appears below hereby constitutes and appoints Robert S. Fremont and George J. Bilek, and each of them, and any one of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf the registration statement on Form S-8 (the "Registration Statement") relating to the registration of shares of common stock, par value $.01 per share, of Juno Lighting, Inc. offered in connection with the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan, and any and all amendments to the Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of May, 1996.



                                    /s/ Julius Lewis
                                   -------------------
                                   Name:  Julius Lewis